Exhibit 99.1

News Release

Ashland reports preliminary financial results for third quarter of fiscal 2018 that exceed previous guidance and increases outlook for the full year

•	Broad-based growth in Specialty Ingredients sales, margins and adjusted earnings drove strong results in the quarter
•	Company expects to capture initial $20 million in annualized run-rate savings by end of September quarter as part of previously announced plan to accelerate EBITDA margin expansion

COVINGTON, KENTUCKY, July 31, 2018 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary(1) financial results for the third quarter of fiscal 2018:

•	Sales grew 12 percent year-over-year to $971 million;
•	Reported net income was $36 million, compared to a loss of $30 million last year, while income from continuing operations was $36 million, or $0.56 per diluted share;
•

On an adjusted basis, income from continuing operations was $72 million, or $1.13 per diluted share, compared to Ashland’s previous guidance of $0.95-$1.05 per share, driven by stronger operating results and a lower effective tax rate;

•	Adjusted EBITDA was $189 million, up 17 percent from the year-ago period.

“The Ashland team continued building momentum in the third quarter on our path to becoming a premier specialty chemicals company, with all three operating segments delivering strong sales and earnings growth,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Our Specialty Ingredients team executed at a high level. The commercial team produced another quarter of strong organic sales growth through our more differentiated product mix, while the manufacturing team executed on our asset utilization strategy to generate improved gross margins. The teams also demonstrated good cost discipline, with adjusted selling, general and administrative (SG&A) expenses as a percentage of sales declining 70 basis points compared to prior year. Specialty Ingredients’ operating income grew 57 percent in the quarter. Adjusted EBITDA climbed 18 percent, with Pharmachem contributing over $16 million. Adjusted EBITDA margin rose 210 basis points, to 24.3 percent, marking good progress toward our margin target. Meanwhile, the Composites team continued to deliver strong sales and earnings growth from volume/mix improvements and price over raw materials. Within Intermediates and Solvents, the team delivered a 19 percent increase in sales through strong pricing and favorable currency.”

Update on EBITDA Margin Acceleration Plan

In early May, Ashland announced a program to accelerate EBITDA margin growth by creating a leaner, more cost competitive company with improved operating efficiency, faster decision making and a stronger customer focus. Under this program, Ashland intends to eliminate a total of $120 million of existing allocated costs, direct expenses within Specialty Ingredients SG&A, and facility-related costs as follows:

•

Approximately $70 million of costs allocated to the Composites business and to the butanediol manufacturing facility in Marl, Germany, are expected to be offset or eliminated through transfers and reductions. This reduction is intended to eliminate stranded costs.

•

Approximately $50 million of costs are expected to be eliminated to drive improved profitability in Specialty Ingredients and accelerate achievement of its adjusted EBITDA margin target of 25-27 percent.

Ashland continues to expect to achieve the full $120 million in run-rate savings by the end of calendar year 2019. An initial $20 million in annualized run-rate savings under this program is expected by the end of the September 2018 quarter. An additional $30 million in run-rate savings is expected in the December 2018 quarter, bringing the total annualized run-rate to $50 million by the end of calendar 2018.

“We are pleased with the progress our teams are making under this program. We have already begun executing on the initial phase of actions, and we expect the full redesign plan to be completed in early November and ready for full implementation,” Wulfsohn said.

Reportable Segment Performance and Outlook

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5 of this news release.  In addition, free cash flow is reconciled in Table 7 and adjusted earnings per share is reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments on page 4.

Specialty Ingredients

•	Sales increased 8 percent, to $638 million, driven by strong volumes, improved product mix and pricing.
•

Pharma grew 12 percent; Personal Care, Adhesive and Coatings all climbed 5 percent; and Construction/Energy gained 13 percent. Nutrition sales were flat year-over-year following an exceptionally strong second quarter. Favorable currency contributed 2 percentage points to the top-line growth.

•	Gross profit as a percentage of sales expanded by 190 basis points, to 34.9 percent, as the ongoing asset utilization program drove better absorption, higher production and lower operating costs.
•	SG&A, as a percentage of sales, declined by 70 basis points compared to the prior year, reflecting ongoing cost discipline.
•	Adjusted EBITDA rose 18 percent, to $155 million, and adjusted EBITDA margin grew 210 basis points, to 24.3 percent.

Composites

•	Sales climbed 20 percent, to $250 million, as the team generated strong organic growth from continued pricing discipline as well as business growth in nearly all regions.
•	Adjusted EBITDA grew 4 percent, to $28 million.

Intermediates & Solvents

•	Sales increased 19 percent, to $83 million, driven by continued strong pricing.
•	Adjusted EBITDA in the quarter was $17 million, compared to $10 million a year ago.

Balance Sheet and Cash Flow

•	Total debt was $2.5 billion.
•	Net debt was $2.4 billion.
•	During the quarter, cash provided by operating activities from continuing operations totaled $130 million compared to $133 million in the prior-year period.
•

Free cash flow was $88 million compared to $80 million in the prior-year quarter. These figures include $8 million in restructuring payments in the third quarter of fiscal 2018, and $21 million in the year-ago period.

Outlook

Although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

For the fourth quarter of fiscal 2018, Ashland expects adjusted earnings in the range of $0.90-$1.00 per diluted share, compared to $0.78 in the prior-year period. This estimate assumes an effective tax rate of 19 percent for the fourth quarter.

For the full 2018 fiscal year Ashland now expects adjusted earnings per share in the range of $3.50 to $3.60, which would represent growth of 43 – 48 percent compared to the previous year. The company expects free cash flow of $170 million in fiscal 2018. This figure includes approximately $50 million of separation and restructuring-related payments. Please see the table below for additional details related to the company’s fiscal 2018 financial outlook.

	Prior FY2018 Outlook	Updated
Adjusted EBITDA
-Specialty Ingredients	$565 - $585 million	$570 - $580 million
-Composites	$90 - $100 million	$95 - $100 million
-Intermediates & Solvents	$50 - $60 million	$55 - $60 million
-Unallocated and other	($35 - $45 million)	No change

Key Operating Metrics
-Free cash flow	>$170 million*	No change*
-Adjusted earnings per share (EPS)	$3.30 - $3.50	$3.50 - $3.60

Corporate Items
-Depreciation & amortization	~$300 million	No change
-Interest expense	$123 - $128 million	$123 - $125 million
-Effective tax rate	13 - 17%	No change
-Capital expenditures	$195 - $205 million	$195 - $200 million
-Diluted share count	~64 million	No change

*This figure includes approximately $50 million of separation and restructuring-related payments.

For additional information on Ashland’s third-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast

Ashland will host a live webcast of its third-quarter conference call with securities analysts at 9 a.m. EDT Wednesday, August 1, 2018. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

Key items are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing the diluted earnings per share metric that excludes the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are approximately 6,500 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the butanediol (BDO) manufacturing facility in Marl, Germany, and related merchant Intermediates and Solvents (I&S) products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; the potential that Ashland does not realize all of the expected benefits of the separation of its Valvoline business; the potential that the Tax Cuts and Jobs Act enacted on December 22, 2017, will have a negative impact on Ashland’s financial results; and severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

(1) Preliminary Results

Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations: Seth A. Mrozek +1 (859) 815-3527 samrozek@ashland.com	Media Relations: Gary Rhodes +1 (859) 815-3047 glrhodes@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017

Sales	$971	$870	$2,787	$2,380
Cost of sales	681	635	1,993	1,729
GROSS PROFIT	290	235	794	651
Selling, general and administrative expense	203	182	537	494
Research and development expense	21	20	64	61
Equity and other income	-	4	7	9
OPERATING INCOME	66	37	200	105
Net interest and other financing expense	33	51	93	203
Other net periodic benefit income	-	-	1	3
Net loss on acquisitions and divestitures	(2)	(6)	(3)	(7)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	31	(20)	105	(102)
Income tax expense (benefit)	(5)	(4)	10	(49)
INCOME (LOSS) FROM CONTINUING OPERATIONS	36	(16)	95	(53)
Income (loss) from discontinued operations (net of taxes)	-	(14)	9	138
NET INCOME (LOSS)	36	(30)	104	85
Net income attributable to noncontrolling interest	-	3	-	27
NET INCOME (LOSS) ATTRIBUTABLE TO ASHLAND	$36	$(33)	$104	$58

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.56	$(0.26)	$1.49	$(0.85)
Income (loss) from discontinued operations attributable to Ashland	-	(0.28)	0.15	1.78
Net income (loss) attributable to Ashland	$0.56	$(0.54)	$1.64	$0.93

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	64	62	64	62

SALES
Specialty Ingredients	$638	$591	$1,834	$1,617
Composites	250	209	706	561
Intermediates and Solvents	83	70	247	202
	$971	$870	$2,787	$2,380

OPERATING INCOME (LOSS)
Specialty Ingredients	$91	$58	$222	$172
Composites	22	22	59	50
Intermediates and Solvents	9	2	22	(8)
Unallocated and other	(56)	(45)	(103)	(109)
	$66	$37	$200	$105
(a)

As a result of the loss from continuing operations for the three and nine months ended June 30, 2017, the effect of the share-based awards convertible to common shares would be anti-dilutive.  In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	June 30	September 30
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$182	$566
Accounts receivable	690	612
Inventories	656	634
Other assets	144	91
Total current assets	1,672	1,903

Noncurrent assets
Property, plant and equipment
Cost	3,826	3,762
Accumulated depreciation	1,933	1,792
Net property, plant and equipment	1,893	1,970

Goodwill	2,447	2,465
Intangibles	1,249	1,319
Restricted investments	304	302
Asbestos insurance receivable	181	209
Deferred income taxes	28	28
Other assets	450	422
Total noncurrent assets	6,552	6,715

Total assets	$8,224	$8,618

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$82	$235
Trade and other payables	397	409
Accrued expenses and other liabilities	263	324
Total current liabilities	742	968

Noncurrent liabilities
Long-term debt	2,450	2,584
Asbestos litigation reserve	631	694
Deferred income taxes	243	375
Employee benefit obligations	186	191
Other liabilities	573	400
Total noncurrent liabilities	4,083	4,244

Stockholders' equity	3,399	3,406

Total liabilities and stockholders' equity	$8,224	$8,618

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$36	$(30)	$104	$85
Loss (income) from discontinued operations (net of taxes)	-	14	(9)	(138)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	76	83	236	218
Original issue discount and debt issuance cost amortization	4	11	7	108
Deferred income taxes	(7)	(4)	(3)	(4)
Distributions from equity affiliates	-	1	1	1
Stock based compensation expense	7	5	20	14
Excess tax benefit on stock based compensation	1	-	4	2
Loss on early retirement of debt	-	11	-	9
Realized gains and investment income on available-for-sale securities	(2)	(2)	(10)	(9)
Net loss on acquisitions and divestitures	-	3	-	4
Pension contributions	(1)	(2)	(8)	(6)
Gain on post-employment plan remeasurement	-	-	-	(2)
Change in operating assets and liabilities (a)	16	43	(213)	(152)
Total cash provided by operating activities from continuing operations	130	133	129	130
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(42)	(53)	(102)	(126)
Proceeds from disposal of property, plant and equipment	-	4	1	4
Purchase of operations - net of cash acquired	-	(680)	(11)	(680)
Proceeds from sale of operations	-	5	1	4
Life insurance payments	-	-	(37)	-
Net purchase of funds restricted for specific transactions	(1)	-	(10)	(2)
Reimbursements from restricted investments	7	7	25	19
Proceeds from sales of available-for-sale securities	-	-	17	19
Purchases of available-for-sale securities	-	-	(17)	(19)
Proceeds from the settlement of derivative instruments	1	1	1	5
Payments for the settlement of derivative instruments	-	-	(3)	(3)
Total cash used by investing activities from continuing operations	(35)	(716)	(135)	(779)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	1,100	-	1,100
Repayment of long-term debt	(132)	(659)	(135)	(913)
Premium on long-term debt repayment	-	(11)	-	(17)
Proceeds from (repayment of) short-term debt	23	220	(158)	69
Debt issuance costs	(1)	(14)	(1)	(15)
Cash dividends paid	(16)	(14)	(44)	(62)
Stock based compensation employee withholding taxes paid in cash	-	(1)	(8)	(14)
Total cash provided (used) by financing activities from continuing operations	(126)	621	(346)	148
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(31)	38	(352)	(501)
Cash provided (used) by discontinued operations
Operating cash flows	(11)	63	(34)	123
Investing cash flows	-	(215)	-	(293)
Financing cash flows	-	-	-	(17)
Effect of currency exchange rate changes on cash and cash equivalents	(1)	1	2	(8)
DECREASE IN CASH AND CASH EQUIVALENTS	(43)	(113)	(384)	(696)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	225	470	566	1,017
Change in cash and cash equivalents held by Valvoline	-	135	-	171
CASH AND CASH EQUIVALENTS - END OF PERIOD	$182	$492	$182	$492

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$63	$70	$189	$178
Composites	5	5	16	16
Intermediates and Solvents	8	8	23	23
Unallocated and other	-	-	8	1
	$76	$83	$236	$218
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$31	$38	$76	$96
Composites	5	11	12	17
Intermediates and Solvents	2	2	5	7
Unallocated and other	4	2	9	6
	$42	$53	$102	$126

(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries INFORMATION BY INDUSTRY SEGMENT (In millions - preliminary and unaudited)	Table 4

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017
SPECIALTY INGREDIENTS
Sales per shipping day	$10.0	$9.2	$9.7	$8.6
Metric tons sold (thousands)	83.1	83.7	240.1	237.0
Gross profit as a percent of sales (a)	34.9%	30.6%	33.4%	32.4%
COMPOSITES
Sales per shipping day	$3.9	$3.3	$3.7	$3.0
Metric tons sold (thousands)	99.2	88.5	287.5	251.6
Gross profit as a percent of sales (a)	20.3%	21.0%	19.2%	20.2%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$1.3	$1.1	$1.3	$1.1
Metric tons sold (thousands)	34.8	34.4	105.5	109.8
Gross profit as a percent of sales (a)	21.0%	14.3%	18.3%	6.7%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 5

	Three months ended
	June 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2018	2017
Net income (loss)	$36	$(30)
Income tax benefit	(5)	(4)
Net interest and other financing expense	33	51
Depreciation and amortization (a)	74	72
EBITDA	138	89
Loss from discontinued operations (net of taxes)	-	14
Net loss on acquisitions and divestitures	2	6
Operating key items (see Table 6)	49	52
Adjusted EBITDA	$189	$161

Adjusted EBITDA - Specialty Ingredients
Operating income	$91	$58
Add:
Depreciation and amortization (a)	61	59
Operating key items (see Table 6)	3	14
Adjusted EBITDA	$155	$131

Adjusted EBITDA - Composites
Operating income	$22	$22
Add:
Depreciation and amortization	5	5
Operating key items (see Table 6)	1	-
Adjusted EBITDA	$28	$27

Adjusted EBITDA - Intermediates and Solvents
Operating income	$9	$2
Add:
Depreciation and amortization	8	8
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$17	$10

(a)

Depreciation and amortization excludes accelerated depreciation of $2 million and $11 million for Specialty Ingredients for the three months ended June 30, 2018 and 2017, respectively, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 6

	Three Months Ended June 30, 2018
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Separation, restructuring and other costs	$(2)	$-	$-	$(14)	$(16)
Environmental reserve adjustment	(1)	(1)	-	(31)	(33)
All other operating income (loss)	94	23	9	(11)	115
Operating income (loss)	91	22	9	(56)	66

NET INTEREST AND OTHER FINANCING EXPENSE
Key items				1	1
All other interest and other financing expense				32	32

NET LOSS ON ACQUISITIONS AND DIVESTITURES
Key items				(2)	(2)
All other net loss on acquisitions and divestitures				-	-

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(12)	(12)
Tax specific key items (b)				(4)	(4)
All other income tax expense				11	11
				(5)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$91	$22	$9	$(86)	$36

	Three Months Ended June 30, 2017
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Separation and restructuring costs	$(13)	$-	$-	$(29)	$(42)
Environmental reserve adjustment	-	-	-	(9)	(9)
Inventory fair value adjustment	(1)	-	-	-	(1)
All other operating income (loss)	72	22	2	(7)	89
Operating income (loss)	58	22	2	(45)	37

NET INTEREST AND OTHER FINANCING EXPENSE
Key items				20	20
All other interest and other financing expense				31	31

NET LOSS ON ACQUISITIONS AND DIVESTITURES
Key items				(6)	(6)
All other net loss on acquisitions and divestitures				-	-

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(21)	(21)
Tax specific key items (b)				11	11
All other income tax expense				6	6
				(4)	(4)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$58	$22	$2	$(98)	$(16)

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW AND ADJUSTED OPERATING INCOME (In millions - preliminary and unaudited)	Table 7

	Three months ended		Nine months ended
	June 30		June 30
Free cash flow (a)	2018	2017	2018	2017
Total cash flows provided by operating activities from continuing operations	$130	$133	$129	$130
Adjustments:
Additions to property, plant and equipment	(42)	(53)	(102)	(126)
Free cash flows	$88	$80	$27	$4

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017
Operating income (as reported)	$66	$37	$200	$105
Key items, before tax:
Separation, restructuring and other costs	16	42	43	83
Environmental reserve adjustments	33	9	44	9
Legal settlement/reserve	-	-	(5)	5
Inventory fair value adjustment	-	1	-	1
Adjusted operating income (non-GAAP)	$115	$89	$282	$203

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF NON-GAAP DATA -  ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017
Income (loss) from continuing operations (as reported)	$36	$(16)	$95	$(53)
Key items, before tax:
Separation, restructuring and other costs	16	42	43	83
Environmental reserve adjustments	33	9	44	9
Legal settlement/reserve	-	-	(5)	5
Inventory fair value adjustment	-	1	-	1
Debt refinancing costs	1	20	1	112
Gain on post-employment plan remeasurement	-	-	-	(2)
Net loss on acquisitions and divestitures	2	6	2	6
Key items, before tax	52	78	85	214
Tax effect of key items (a)	(12)	(21)	(22)	(70)
Key items, after tax	40	57	63	144
Tax specific key items:
Deferred tax rate changes	-	-	(130)	-
One-time transition tax	-	-	142	-
Valuation allowance	(4)	-	(4)	-
Valvoline separation	-	11	-	12
Tax specific key items (b)	(4)	11	8	12
Total key items	36	68	71	156
Adjusted income from continuing operations (non-GAAP)	$72	$52	$166	$103

	Three months ended		Nine months ended
	June 30		June 30
	2018	2017	2018	2017
Diluted EPS from continuing operations (as reported)	$0.56	$(0.26)	$1.49	$(0.85)
Key items, before tax:
Separation, restructuring and other costs	0.26	0.67	0.67	1.35
Environmental reserve adjustments	0.51	0.15	0.68	0.15
Legal settlement/reserve	-	-	(0.07)	0.07
Inventory fair value adjustment	-	0.02	-	0.02
Debt refinancing costs	0.02	0.32	0.02	1.78
Gain on post-employment plan remeasurement	-	-	-	(0.04)
Net loss on acquisitions and divestitures	0.04	0.09	0.04	0.09
Key items, before tax	0.83	1.25	1.34	3.42
Tax effect of key items (a)	(0.20)	(0.34)	(0.34)	(1.11)
Key items, after tax	0.63	0.91	1.00	2.31
Tax specific key items:
Deferred tax rate changes	-	-	(2.05)	-
One-time transition tax	-	-	2.23	-
Valuation allowance	(0.06)	-	(0.06)
Valvoline separation	-	0.18	-	0.20
Tax specific key items (b)	(0.06)	0.18	0.12	0.20
Total key items	0.57	1.09	1.12	2.51
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.13	$0.83	$2.61	$1.66

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-	a favorable adjustment of $4 million related to the release of a valuation allowance for a foreign entity during the three and nine months ended June 30, 2018;
-	a favorable adjustment of $4 million related to a deferred tax rate change for a foreign entity during the nine months ended June 30, 2018;
-

a favorable adjustment of $126 million for the remeasurement of the domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) during the nine months ended June 30, 2018;

-	an unfavorable adjustment of $142 million for a one-time transition tax resulting from the enactment of the Tax Act during the nine months ended June 30, 2018; and
-

favorable adjustments of $11 million and $12 million related to the Valvoline separation during the three and nine months ended June 30, 2017, respectively.  These adjustments relate to various tax impacts of the Valvoline separation including state tax costs, foreign tax costs and other tax accounting adjustments and are not related to Ashland’s underlying business.